SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of the Report (Date of Earliest Event Reported): March 4, 1997



                          FIRST REPUBLIC BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)


PENNSYLVANIA                            0-17007                   23-2486815
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
Identification No.)                                           of Incorporation)


  1608 Walnut Street, Philadelphia, PA                   19103
(Address of Principal Executive Offices)               (Zip Code)


  Registrant's Telephone Number, Including Area Code: (215)735-4422



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Item 5.  Other Events


     First Republic Bancorp, Inc. (NASDAQ:FRBK), parent company of First Republic Bank's Board of Directors approved a 20% stock dividend for shareholders of record as of 3/4/97. The dividend will represent an increase in outstanding shares of approximately 569,600 bringing the total outstanding shares after the dividend to approximately 3.4 million shares. The dividend will be payable April 15, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    FIRST REPUBLIC BANCORP, INC.

                                            (Registrant)

Dated: 3/20/97                      By: /s/ Rolf A. Stensrud
                                        Rolf A. Stensrud
                                        Executive Vice President and
                                        Chief Operating Officer